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                                                                 EXHIBIT 10.4

                        CTS CORPORATION 1986 STOCK OPTION PLAN

FIRST:   Shares Reserved for Options

    Three hundred thousand (300,000) shares of CTS Corporation Common Stock, without par value, which may be either authorized and unissued shares or shares held as treasury stock, are reserved for issuance upon exercise of options granted under the Plan. The number and kind of shares reserved for issuance may be adjusted as provided by ITEM FOURTEENTH. Shares subject to an unexercised installment of any canceled, surrendered or expired installment or option may be again subject to option under the Plan.

SECOND:  Administration

    The Plan shall be administered by the CTS Corporation Compensation Committee appointed by the Board of Directors, hereinafter the "Committee." Within the provisions of the Plan, the Committee shall have full power and authority:

    (a) to determine and designate the recipients of options, the dates options are granted, the number of shares subject to option, option prices, option periods and option terms, except as limited by ITEM FOURTH, and

    (b) to prescribe, amend and rescind rules and procedures for convenient administration of the Plan.

    Action by the Committee shall be authorized or ratified by a majority of the Committee members and may be without notice or meeting, by a writing signed by a majority of the Committee members.

    In any dispute or disagreement as to the interpretation of the Plan, or any rule or procedure of the Committee, or any question, right or obligation under the Plan, the decision of the Board of Directors shall be final and binding upon all persons.

THIRD:   Eligibility

    Key employees, including officers, of CTS shall be eligible to receive options and shall receive options when, and if, designated by the Committee. Directors who are not also employees or officers of CTS shall not be eligible to receive options.

FOURTH:  Option Grant

    The Committee shall determine and designate (i) the recipients of options,
(ii) the dates options are granted, (iii) the number of shares subject to option, (iv) the option prices, and (v) the option periods.

FIFTH:   Option Price

    The option price shall be not less than the fair market value of the shares on the date the option is granted. Fair market value of the shares shall be the reported closing price of the shares on the New York


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Stock Exchange on the date the option is granted, or, if not reported on such date, on the next preceding date for which such a closing price is reported.

SIXTH:   Option Ceiling

    The aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock for which any participant may be granted incentive stock options which become first exercisable in any calendar year, shall not exceed $100,000.

SEVENTH: Option Grant Period

    The period during which an option may be granted, shall, in no case, extend more than ten years after the Plan is adopted, or the date such Plan is approved by the stockholders, whichever is earlier.

EIGHTH:  Option Exercise Period

    The period during which an option may be exercised shall, in no case, extend more than ten years after the date the option is granted.

NINTH:   Option Terms

    The options shall be irrevocable and shall, on the date of grant, conform in all respects with the Plan and may be nonqualified or may conform with
Section 422A of the Internal Revenue Code of 1986, as amended, hereinafter the "Code," or with any law supplemental thereto or substituted therefor. Inconsistencies between an option and the Plan shall be resolved according to the terms of the Plan.

TENTH:   Exercise of Option

    The right to exercise an option shall accrue in such annual and cumulative installments and at such times as designated by the Committee, commencing at least one year from the date the option is granted. Unless otherwise designated by the Committee (i) the number of installments shall be equal to the total number of years of the option period minus one; (ii) each installment shall be equal to the total number of shares under option divided by the number of installments; and (iii) each installment cumulatively shall permit the exercise of any previously unexercised installment.

ELEVENTH:     Payment

    Payment of the option price shall be made upon exercise of any installment of an option, and the person exercising such option shall supply the Committee such pertinent information as the Committee may deem necessary. Payment may be made in cash or in previously acquired CTS Common Stock. Except as provided in ITEM THIRTEENTH, no option may be exercised unless, from the date the option is granted to the date of exercise, the option holder is an employee of CTS. An option holder shall have no rights as a stockholder with respect to shares subject to option until such shares are issued.

TWELFTH: Nontransferability of Option

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    Options shall not be assignable or transferable by the option holder other than by will or by the laws of descent and distribution.

THIRTEENTH:   Effect of Termination of Employment or Change of Control

    Upon the death of an option holder, all unexpired installments of his options shall be accelerated and shall accrue as of the date of death, and his estate or the person or persons to whom his rights under the option shall pass by will or by the laws of descent and distribution may exercise the options, but only within one year after his death or, if sooner, until the option period expires.

    Upon total and permanent disability of an option holder, within the meaning of Section 105(d)(4) of the Code, all unexpired installments of his options shall be accelerated and shall accrue as of the date of such disability, and he may exercise the options but only within one year of the date of such disability or, if sooner, until the option period expires.

    Upon retirement of an option holder, all unexpired installments of his options shall be accelerated and shall accrue as of the date of retirement, and he may exercise the options, but only within three months after retirement or, if sooner, until the option period expires.

    Upon termination of employment of the option holder with CTS for any reason, other than death, disability, or retirement, he may exercise his options only to the extent he is entitled by the option terms on the date of termination, but such exercise may be only within three months after termination or, if sooner, until the option period expires.

    Upon a Change of Control of CTS Corporation, as defined in Appendix A to this Plan, all unexpired installments of the option holders' options shall immediately become exercisable in full, and such options may be exercised within the three months immediately following such date or, if sooner, until the option period expires.

FOURTEENTH:   Adjustment for Capital Change

    The number, kind and price of shares subject to option and the number and kind of securities or property reserved for issuance, and to be issued, upon exercise of options shall be proportionately and appropriately adjusted by the Committee to reflect the effects of stock splits, stock dividends and any other change in the capital structure of CTS Corporation or to reflect any merger, consolidation or exchange or sale of assets or shares of CTS Corporation.

FIFTEENTH:    Amendment and Termination

    The Board of Directors may modify or amend the Plan without stockholder approval at any time for the purpose of conforming to changes in pertinent law or government regulations or for any purpose permitted by law. In no event, however, shall any such action of the Board of Directors (i) increase, except as provided by ITEM FOURTEENTH, the number of shares of Common Stock which may be issued hereunder, (ii) decrease the option price, provided by ITEM FIFTH, (iii) change the class of eligible employees, provided by ITEM THIRD, (iv) change the option ceiling, provided by ITEM SIXTH, or (v) impair any option granted


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prior to such action.

                               CTS CORPORATION
                            1986 STOCK OPTION PLAN

                                  APPENDIX A


    "Change in Control" means the occurrence of any of the following events:

    1. the attainment by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of aggregate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding securities (the "Voting Stock") of CTS Corporation (the "Company") entitled to vote generally in the election of directors of the Company; provided, however, that for purposes of this Section 1, the following will not be deemed to result in a Change in Control:
         (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company and any change in the percentage ownership of Voting Stock of the Company that results from such acquisition, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (D) any acquisition by any Person pursuant to a Business Combination (as defined below) that complies with clauses (I), (II) and (III) of
         Section 3, (E) the beneficial ownership by Dynamics Corporation of America ("DCA") of Voting Stock of the Company equal to less than 25% of the combined voting power of the then outstanding Voting Stock of the Company ("Exempt DCA Percentage"), or (F) the beneficial ownership by The Gabelli Group, Inc., GAMCO Investors, Inc. and Gabelli Funds, Inc. (collectively, "Gabelli") of Voting Stock of the Company not equal to or in excess of 25% of the combined voting power of the then outstanding Voting Stock of the Company ("Exempt Gabelli Percentage"); or

    2. individuals who, as of the Amendment Date (see below) constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; provided, however, that any individual becoming a Director subsequent to the Amendment Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have been a member of the Incumbent Board, but excluding, for this pur-


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         pose, any such individual becoming a Director as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company (collectively, an "Election Contest");
         or

    3.   consummation of (A) a reorganization, merger or consolidation,
         (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a sale or other disposition of all or substantially all of the assets ("Automotive Group Assets") of the Company used in its Automotive Strategic Business Unit (such reorganization, merger, consolidation or sale each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than two-thirds of the then outstanding shares of common stock and the combined voting power of the then outstanding Voting Stock of the Company entitled to vote generally in the election of Directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, all or substantially all of the Company's assets either directly or through one or more subsidiaries or the Automotive Group Assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (II) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Company, such entity resulting from such Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination or DCA or Gabelli to the extent of the Exempt DCA Percentage or Exempt Gabelli Percentage, respectively) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and
         (III) at least two-thirds of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors of the Company providing for such Business Combination; or

    4. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (I), (II) and
         (III) of Section 3; or

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    5.   if and so long as DCA beneficially owns 15% or more of the combined voting power of the outstanding Voting Stock of the Company, (A) the attainment by any Person of beneficial ownership of 20% or more of the combined voting power of the then outstanding Voting Stock of DCA ("DCA Voting Stock") (other than as the result of an acquisition of DCA Voting Stock by (x) DCA (and any change in the percentage ownership of DCA Voting Stock that results from such acquisition), (y) any employee benefit plan (or related trust) sponsored or maintained by DCA or any subsidiary of DCA, or (z) the Company or any Subsidiary that is approved by the Incumbent Board), or (B) individuals who, as of the Amendment Date constitute the Board of Directors of DCA (the "Incumbent DCA Board") cease for any reason to constitute at least a majority of the Board of Directors of DCA; provided, however, that any individual becoming a Director subsequent to the Amendment Date whose election, or nomination for election by DCA's shareholders, was approved by a vote of at least two-thirds of the Directors of DCA then comprising the Incumbent DCA Board (either by a specific vote or by approval of the proxy statement of DCA in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have been a member of the Incumbent DCA Board of Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened Election Contest; or

    6. the occurrence of a "Board Shift". For this purpose, (I) a "Board Shift" will be deemed to have occurred if 50% or more of the members of the Board of the Company, or of any entity resulting from a Business Combination, are persons who (A) are employees of any beneficial owner of 20% or more of the Voting Stock (a "20+% Holder") or (B) were nominated for election, or voted for, by any such 20+% Holder unless such nomination or vote was approved by a majority of the Unrelated Directors and (ii) "Unrelated Directors" means Gerald H. Frieling, Jr., Lawrence J. Ciancia and Joseph P. Walker or any successors thereto nominated with the approval of such of the foregoing (or their successors nominated as aforesaid) as may remain members of the Board of the Company, or of any entity resulting from a Business Combination, at the time of such nomination.

For purposes of Annex A, the "Amendment Date" is the effective date of the amendment that includes this Annex A as a part of the Plan.